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                EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Tricord Systems, Inc. on Form S-8 (File Nos. 33-65784, 33-76532, 333-04701 and 333-58195) of our reports, dated March 5, 1999, except as to the information in Note 7, for which the date is March 17, 1999, on our audits of the consolidated financial statements and financial statement schedule of Tricord Systems, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                                PricewaterhouseCoopers LLP


Minneapolis, Minnesota
March 30, 1999